THIRD AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment"), dated as of November 21, 2008, is entered into among TEXAS INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the lenders listed on the signature pages hereof as Lenders (the "Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

BACKGROUND

A. The Borrower, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain First Amended and Restated Credit Agreement, dated as of August 15, 2007, as amended by that certain First Amendment to First Amended and Restated Credit Agreement, dated as of January 28, 2008, and that certain Second Amendment to First Amended and Restated Credit Agreement, dated as of March 20 2008 (said First Amended and Restated Credit Agreement, as amended, the "Credit Agreement"). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B. The Borrower has requested certain amendments to the Credit Agreement.

C. The Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:

1. AMENDMENTS.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

"Accounts Receivable" means such term as determined in accordance with GAAP and as disclosed on a consolidated balance sheet of the Borrower.

"Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) 80% of the Accounts Receivable of the Borrower and its Domestic Subsidiaries as of such date and (b) 50% of the Inventory of the Borrower and its Domestic Subsidiaries as of such date.

"Borrowing Base Certificate" means a certificate substantially in the form of Exhibit I.

"Collateral" has the meaning specified in Section 6.14 of this Agreement.

"Collateral Documents" means, collectively, the Security Agreement and any other agreement or document, together with all related financing statements and stock powers, executed and delivered in connection with this Agreement to create a Lien on any Collateral in favor of the Administrative Agent for the benefit of the Secured Parties.

"Impacted Lender" means (a) a Defaulting Lender or (b) a Lender as to which (i) the L/C Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more syndicated credit facilities or (ii) an entity that Controls such Lender has been deemed insolvent or becomes subject to any Debtor Relief Laws.

"Inventory" means the book value of inventory as determined in accordance with GAAP and as disclosed on a consolidated balance sheet of the Borrower.

"Net Recovery Proceeds" means, with respect to any Recovery Event, the gross cash proceeds (net of reasonable fees, costs and taxes actually incurred and paid (or to be paid) in connection with such Recovery Event and any required permanent payment of Debt (other than Debt secured pursuant to the Collateral Documents) which is secured by the property that is the subject of such Recovery Event) received by the respective Person in connection with such Recovery Event.

"Recovery Event" means the receipt by any Loan Party of any cash insurance proceeds or condemnation awards payable (a) by reason of theft, loss, physical destruction, damage, taking or similar event with respect to any Collateral and (ii) under any policy of insurance required to be maintained under any Loan Document.

"Secured Obligations" means, collectively, (a) the Obligations, (b) all Swap Obligations owed to any Secured Party, (c) all Cash Management Obligations, and (d) all present and future amounts in respect of the foregoing that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest in respect of the foregoing, including, without limitation, post-petition interest if any Loan Party voluntarily or involuntarily becomes subject to any Debtor Relief Laws.

"Secured Parties" means, collectively, (a) the Administrative Agent, (b) the Lenders, (c) any Lender or any Affiliate of any Lender that is a party to any Swap Contract with the Borrower or any Subsidiary of the Borrower, (d) any Lender or any Affiliate of any Lender that is owed any Cash Management Obligation (provided that at the time such Cash Management Obligations arose such Lender is a party to the Credit Agreement), and (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document; provided that any Person that ceases to be a Lender (and any Affiliate of such Person) shall be a Secured Party under the preceding clause (c) only with respect to transactions under Swap Contracts that were entered into during or prior to the time that such Person was a Lender.

"Security Agreement" means the Security Agreement executed by the Borrower and its Domestic Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit J.

"Senior Secured Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries consolidated in accordance with GAAP, the ratio of (a) the sum of the aggregate (i) Outstanding Amount of all Loans and (ii) amount of Unreimbursed Amounts, both as of such date of determination to (b) EBITDA for the most recent four consecutive fiscal quarters ending on or before such date of determination.

(b) The defined term "Applicable Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Applicable Rate" means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Leverage Ratio	Commitment Fee	Applicable Margin for Eurodollar Rate Loans and Letters of Credit	Applicable Margin for Base Rate Loans
1	< 2.50 to 1.00	0.250%	2.500%	1.500%
2	< 3.50 to 1.00 but ≥ 2.50 to 1.00	0.500%	2.750%	1.750%
3	< 4.00 to 1.00 but ≥ 3.50 to 1.00	0.500%	3.000%	2.000%
4	< 4.50 to 1.00 but ≥ 4.00 to 1.00	0.750%	3.250%	2.250%
5	≥ 4.50 to 1.00	0.750%	3.500%	2.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from November 21, 2008 through and including the date the Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending November 30, 2008 shall be determined based upon Pricing Level 3.

(c) The defined term "Base Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Base Rate" means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate", and (c) the rate of interest in effect for such day under this Agreement for a Borrowing of a Eurodollar Rate Loan (exclusive of the Applicable Rate) with an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Federal Funds Rate, the prime rate or the rate for such Eurodollar Rate Loans shall be effective from and including the effective date of such change in the Federal Funds Rate, the prime rate or the rate for such Eurodollar Rate Loans.

(d) The defined term "Loan Documents" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranty, the Collateral Documents, and any other agreement or document executed, delivered or performable by any Loan Party in connection herewith.

(e) The defined term "Material Adverse Effect" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse effect on the validity, perfection or priority of a Lien in favor of the Administrative Agent for the benefit of the Secured Parties on any material portion of the Collateral.

(f) The defined term "Permitted Liens" set forth in Section 1.01 of the Credit Agreement is hereby amended by amending clause (a) thereof to read as follows:

(a) any Lien in favor of the Administrative Agent to secure the Secured Obligations (including, without limitation, L/C Obligations, obligations in respect of Swap Contracts and Cash Management Obligations, to the extent included within the definition of Secured Obligations);

(g) Section 2.04(a) of the Credit Agreement is hereby amended to read as follows:

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04 but in its sole discretion and without any obligations, to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Applicable Percentage of the Aggregate Commitments; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, including the sole discretion of the Swing Line Lender to make Swing Line Loans, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

(h) Section 2.05(c) of the Credit Agreement is hereby amended to read as follows:

(c) Mandatory Prepayments - Excess Outstandings. If for any reason the Total Outstandings at any time exceed the lesser of (i) the Aggregate Commitments then in effect and (ii) the Borrowing Base as disclosed in the most recent Borrowing Base Certificate delivered pursuant to Section 6.02(f), the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the lesser of (x) the Aggregate Commitments then in effect and (y) the Borrowing Base as disclosed in such Borrowing Base Certificate.

(i) Section 2.05 of the Credit Agreement is hereby further amended by adding a new clause (e) thereto read as follows:

(e) Prepayment from Recovery Events. Immediately upon receipt by any of the Loan Parties of Net Recovery Proceeds for any Recovery Event in an aggregate amount in excess of $1,000,000, the Borrower shall, at the request of the Required Lenders, prepay Loans in an aggregate principal amount equal to 100% of such excess amount of the Net Recovery Proceeds from such Recovery Event (and if the Outstanding Amount of all Loans is zero, pledge to the Administrative Agent cash or cash equivalent investments in an amount equal to the lesser of (i) such Net Recovery Proceeds and (ii) any Outstanding Amount of L/C Obligations); provided that the Required Lenders may, at their discretion, permit or require the applicable Loan Party to use such Net Recovery Proceeds, or any part thereof, to replace or restore any properties or assets in respect of which such Net Recovery Proceeds were paid within 365 days of receipt thereof; provided, however, if on the date of receipt by any Loan Party of such Net Recovery Proceeds all of the conditions precedent to a Credit Extension set forth in Section 4.02 are satisfied (other than the delivery of a Revolving Loan Notice), the Borrower shall not be required to make such prepayment.

(j) Section 2.05 of the Credit Agreement is further amended by (i) relettering clause "(e)" thereto as clause "(f)" and amending such clause to read as follows:

(f) Repayment Application. Any mandatory prepayment of Loans pursuant to Section 2.05(c), (d) or (e) shall (i) include and be applied to interest to the date of such prepayment on the principal amount prepaid and any additional amounts required pursuant to Section 3.05, and (ii) not be subject to any notice and minimum payment provisions.

(k) Section 2.13 of the Credit Agreement is hereby amended by amending clause (ii) after the proviso therein to read as follows:

(ii) the provisions of this Section shall not be construed to apply to (w) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply), (y) any payment obtained by the L/C Issuer or Swing Line Lender in connection with cash collateral or other arrangements made in respect of an Impacted Lender.

(l) Article V of the Credit Agreement is hereby amended by adding a new Section 5.21 thereto to read as follows:

5.21 Security Interests. The Security Agreement, together with the financing statements that the Administrative Agent is authorized to file in the jurisdiction of incorporation or organization of each Grantor (as defined in the Security Agreement) and the filing of the Security Agreement with the U.S. Patent and Trademark Office, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien in the Collateral and the proceeds thereof, to the extent such perfection can be obtained by central UCC filings of financing statements and patent or trademark office filings or possession of stock certificates, that is, subject only to Permitted Liens, prior and superior in right to any other Person.

(m) Section 6.02 of the Credit Agreement is hereby amended by (i) deleting "and" after clause (e) thereof, (ii) relettering clause (f) thereof as clause (g), and (iii) adding a new clause (f) thereto to read as follows:

(f) promptly, and in any event within ten Business Days after the end of each month, a Borrowing Base Certificate calculated as of the end of each month, duly completed by a Responsible Officer of the Borrower; and

(n) Section 6.13 of the Credit Agreement is hereby amended to read as follows:

6.13 Additional Subsidiaries. Within ten Business Days after the time that (a) any Person becomes a Domestic Subsidiary as a result of the creation of such Subsidiary or an Acquisition or otherwise, (i) such Subsidiary, if it is a Material Domestic Subsidiary, shall execute (x) a Guaranty, and (y) a Security Agreement, to secure the Obligations, and (ii) 100% of such Subsidiary's Equity Interests shall be pledged to secure the Obligations, and (b) any Domestic Subsidiary that was not a Material Domestic Subsidiary becomes a Material Domestic Subsidiary, such Subsidiary shall execute a Guaranty and a Security Agreement, and in each case with respect to subsections (a) and (b) above, the Lenders shall receive such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in such subsections. Within thirty days after the time that any Person becomes a Foreign Subsidiary owned directly by the Borrower or a Domestic Subsidiary as a result of the creation of such Subsidiary or an Acquisition or otherwise, (a) 66% of the Subsidiary's Equity Interests owned directly by the Borrower or any such Domestic Subsidiary shall be pledged to secure the Obligations and (b) the Lenders shall receive such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request in connection with such pledge.

(o) Article VI of the Credit Agreement is hereby amended by adding a new Section 6.14 thereto to read as follows:

6.14 Collateral. To secure full and complete payment and performance of the Secured Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 6.14 (which, together with any other property and collateral which may now or hereafter secure the Secured Obligations or any part thereof, is sometimes herein called the "Collateral"):

(a) The Borrower will, and will cause each of its Domestic Subsidiaries to, grant to Administrative Agent, for the benefit of the Secured Parties, a security interest in all of its accounts, chattel paper, instruments, documents, books, records, letter-of-credit rights, inventory, machinery, equipment, financial assets, investment property, contract rights, deposit accounts, material trademarks, material patents, material copyrights, other material intellectual property, payment intangibles, other general intangibles, commercial tort claims, 100% of Equity Interests in its Domestic Subsidiaries and 66% of Equity Interests in Foreign Subsidiaries owned directly by the Borrower or any Domestic Subsidiary, and other personal property subject to the Lien granted pursuant to the Security Agreement, whether now owned or hereafter acquired, and all products and cash and non-cash proceeds thereof, pursuant to the Security Agreement, provided in all cases that, notwithstanding anything to the contrary herein or in the other Loan Documents, (i) perfection in such collateral shall be limited to the extent that perfection may be obtained (w) by the filing of a centralized UCC-1 financing statement, (x) by patent, trademark or copyright office filings, (y) by possession of stock certificates or (z) automatically pursuant to the UCC, and (ii) the security interest shall not cover (A) any fixtures or real property, (B) any assets subject to a Lien permitted by clause (f) of the definition of "Permitted Liens", or (C) any assets with respect to which there are effective and enforceable legal restrictions against the granting of a security interest therein.

(b) The Borrower will, and will cause each of the Guarantors to execute and deliver and cause to be executed and delivered such further documents and instruments as Administrative Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens in the Collateral.

(p) Section 7.11 of the Credit Agreement is hereby amended to read as follows:

(a) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Ratio
November 30, 2008	4.50 to 1.00
February 28, 2009	4.75 to 1.00
May 31, 2009	5.00 to 1.00
August 31, 2009	5.00 to 1.00
November 30, 2009	4.75 to 1.00
February 28, 2010	4.50 to 1.00
May 31, 2010	4.50 to 1.00
August 31, 2010	4.25 to 1.00
November 30, 2010 and each fiscal quarter end thereafter	4.00 to 1.00

(b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.50 to 1.00.

(c) Senior Secured Leverage Ratio. Until and unless the Compliance Certificates delivered pursuant to Section 6.02(a) for two consecutive fiscal quarters indicate that the Leverage Ratio was less than 3.00 to 1.00 for each such fiscal quarter, permit the Senior Secured Leverage Ratio to be greater than 1.50 to 1.00.

(q) Section 8.01 of the Credit Agreement is hereby amended by (i) deleting "or" after clause (j) thereof, (ii) deleting "." after clause (k) thereof and inserting "; or" in lien thereof and (iii) adding the following new clause (l) thereto to read as follows:

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.13 or 6.14 shall cease for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) in any material portion of the Collateral purported to be covered thereby.

(r) Section 8.03 of the Credit Agreement is hereby amended to read as follows:

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and Cash Management Obligations) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations, (other than Obligations with respect to Swap Contracts and Cash Management Obligations), constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations, constituting obligations in the amount of the Swap Termination Value with respect to Swap Contracts, unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of remaining portion of the Secured Obligations (including Cash Management Obligations), ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.

(s) Section 9.01 of the Credit Agreement is hereby amended to read as follows:

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.

(t) Section 9.10 of the Credit Agreement is hereby amended to read as follows:

9.10 Collateral and Guaranty Matters. Each of the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion (and, by accepting the benefits of the Security Agreement, each other holder of the Secured Obligations hereby confirms the authority of the Administrative Agent):

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations, (B) Swap Obligations as to which arrangements reasonably satisfactory to the applicable Lender or Affiliate shall have been made, and (C) Cash Management Obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or Disposed of or to be sold or Disposed of as part of or in connection with any sale or Disposition permitted hereunder (other than a Disposition under Section 7.05(e)) or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (f) of the definition of "Permitted Liens".

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower's’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

(u) Article IX of the Credit Agreement is hereby amended by adding a new Section 9.11 thereto to read as follows:

9.11 Cash Management Obligations and Swap Obligations. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Lender or Affiliate thereof that is owed any Cash Management Obligations or Swap Obligations that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations comprising Cash Management Obligations and Swap Obligations unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate, as the case may be.

(v) The Compliance Certificate is hereby amended to be in the form of Exhibit B hereto.

2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, except that the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Third Amendment, (ii) this Third Amendment has been duly executed and delivered by the Borrower, and (iii) this Third Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Third Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its properties are subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Third Amendment, or (ii) the acknowledgement by each Guarantor of this Third Amendment.

3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall be effective upon satisfaction or completion of the following:

(a) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Required Lenders;

(b) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by each Guarantor;

(c) the Administrative Agent shall have received from the Borrower for the account of each Lender executing and delivering this Amendment to the Administrative Agent or its counsel by the time designated by the Administrative Agent an amendment fee in immediately funds in an amount equal to the product of (i) 0.25% and (ii) the amount of each such Lender's Commitment;

(d) the Administrative Agent shall receive all Collateral Documents, duly executed by authorized officers of the parties thereto, together with all stock certificates, UCC-1 financing statements, undated stock powers duly executed and blank, and related documents;

(e) the Administrative Agent shall have received such certificates of insurance and endorsements to insurance policies naming the Administrative Agent as loss payee and additional insured, as the case may be, as the Administrative Agent may request;

(f) the Administrative Agent shall have received copies of all UCC searches of the Borrower and its Domestic Subsidiaries, each search showing no Liens except Permitted Liens;

(g) the Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Third Amendment and the other Loan Documents to which such Loan Party is a party;

(h) the Administrative Agent shall have received a favorable opinion of Thompson & Knight L.L.P., and of Frederick Anderson, Esq., general counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties, this Third Amendment, and the Collateral Documents as the Administrative Agent may reasonably request;

(i) a Borrowing Base Certificate as of October 31, 2008, duly completed by a Responsible Officer of the Borrower; and

(j) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

4. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) The Credit Agreement, as amended by the amendment referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

6. GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

7. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

8. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, and shall be binding upon the parties hereto and their respective successors and assigns.

9. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Third Amendment is executed as of the date first set forth above.

TEXAS INDUSTRIES, INC.

By:	/s/ Kenneth R. Allen
	Name:	Kenneth R. Allen
	Title:	Vice President, Finance and Chief
Financial Officer

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BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Henry Pennell
	Name:	Henry Pennell
	Title:	Vice President

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BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ David McCauley
	Name:	David McCauley
	Title:	Senior Vice President

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UBS SECURITIES LLC, as Syndication Agent

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

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UBS LOAN FINANCE, as a Lender

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Greg Campbell
	Name:	Greg Campbell
	Title:	Vice President

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COMERICA BANK, as Co-Documentation Agent and as a Lender

By:	/s/ William B. Dridge
	Name:	William B. Dridge
	Title:	Vice President

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WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Jennifer L. Norris
	Name:	Jennifer L. Norris
	Title:	Senior Vice President

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SUNTRUST BANK, as a Lender

By:	/s/ Steven Deily
	Name:	Steven Deily
	Title:	Managing Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John T. Prigge
	Name:	John T. Prigge
	Title:	Assistant Vice President

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CAPITAL ONE, N.A., as a Lender

By:	/s/ Mary Jo Hoch
	Name:	Mary Jo Hoch
	Title:	Senior Vice President

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GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Maura Fitzgerald
	Name:	Maura Fitzgerald
	Title:	Duly Authorized Signatory

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ACKNOWLEDGED AND AGREED AS OF THE FIRST DAY ABOVE WRITTEN:

BROOKHOLLOW CORPORATION
BROOK HOLLOW PROPERTIES, INC.
BROOKHOLLOW OF ALEXANDRIA, INC.
BROOKHOLLOW OF VIRGINIA, INC.
SOUTHWESTERN FINANCIAL CORPORATION
CREOLE CORPORATION
PARTIN LIMESTONE PRODUCTS, INC.
RIVERSIDE CEMENT HOLDINGS COMPANY
TXI AVIATION, INC.
TXI CEMENT COMPANY
TXI RIVERSIDE INC.
TXI TRANSPORTATION COMPANY
TXI CALIFORNIA INC.
PACIFIC CUSTOM MATERIALS, INC.
TXI POWER COMPANY
TEXAS INDUSTRIES HOLDINGS, LLC
TEXAS INDUSTRIES TRUST
TXI LLC
TXI OPERATING TRUST

By:	/s/ Kenneth R. Allen
Name:	Kenneth R. Allen
Title:	Authorized Officer

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RIVERSIDE CEMENT COMPANY

By:	/s/ Kenneth R. Allen
	Name:	Kenneth R. Allen
	Title:	Assistant General Manager - Finance

TXI OPERATIONS, LP

By:	TXI Operating Trust, its general partner

By:	/s/ Kenneth R. Allen
	Name:	Kenneth R. Allen
	Title:	Vice President-Chief Financial
Officer

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